Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44358) of E.I. du Pont de Nemours and Company of our report dated June 15, 2004 which appears on page 4 of this Form 11-K.

/s/ St. Clair CPAs, P.C.

Merchantville, New Jersey

June 23, 2004